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                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic S&P Industrial Portfolio, 2001 Series G:

   We consent to the use of our report dated November 26, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                          /s/ KPMG LLP

New York, New York
November 26, 2001